EXHIBIT 10.60

COLLECTIVE AGREEMENT

BETWEEN

AVAGO TECHNOLOGIES PTE. LIMITED

(COMPANY REGISTRATION NUMBER 200510713C)

AND ITS SINGAPORE SUBSIDIARIES

AND

UNITED WORKERS OF ELECTRONIC & ELECTRICAL INDUSTRIES

1st JULY 2007 - 30th JUNE 2010

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Avago Technologies Singapore Collective Agreement of 2007

CA NO. 388/2007

Avago Technologies Singapore Collective Agreement of 2007

(III)	TERMS AND BENEFITS ON TERMINATION OF EMPLOYMENT

	CLAUSE 12	RETIREMENT	5

	CLAUSE 13	RETRENCHMENT	5

(IV)	SALARY AND OTHER MONETARY ITEMS

	CLAUSE 14	SALARY	6

	CLAUSE 15	ANNUAL VARIABLE COMPONENT	6

	CLAUSE 16	SHIFT PREMIUM	8

	CLAUSE 17	JOB ALLOWANCE	8

	CLAUSE 18	QUALITY WORK LIFE INCENTIVE PROGRAMME	8

(V)	LEAVE ITEMS

	CLAUSE 19	SICK LEAVE	9

	CLAUSE 20	LONG TERM SICK LEAVE	9

	CLAUSE 21	ANNUAL LEAVE	10

	CLAUSE 22	MATERNITY LEAVE	11

	CLAUSE 23	PATERNITY LEAVE	12

	CLAUSE 24	MARRIAGE LEAVE	12

	CLAUSE 25	COMPASSIONATE LEAVE	12

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Avago Technologies Singapore Collective Agreement of 2007

(VI)	MEDICAL AND DENTAL BENEFITS AND INSURANCE

	CLAUSE 26	MEDICAL AND HOSPITALISATION BENEFITS	13

	CLAUSE 27	FLEXIBLE BENEFITS	14

	CLAUSE 28	DENTAL TREATMENT	14

	CLAUSE 29	BASIC LIFE INSURANCE	14

	CLAUSE 30	WORKMEN’S COMPENSATION	15

(VII)	MISCELLANEOUS ITEMS

	CLAUSE 31	SAVINGS PLAN	15

	CLAUSE 32	SAFETY COMMITTEE	16

	CLAUSE 33	NTUC FAIRPRICE COOPERATIVE SHARES	16

	CLAUSE 34	EDUCATION ASSISTANCE	16

	CLAUSE 35	UNION’S DAY	16

	CLAUSE 36	EQUAL REMUNERATION	17

CA NO. 388/2007

Avago Technologies Singapore Collective Agreement of 2007

THIS COLLECTIVE AGREEMENT is made pursuant to the provisions of the Industrial Relations Act this 2nd day of November 2007 between the AVAGO TECHNOLOGIES PTE LIMITED (COMPANY REGISTRATION NUMBER 200510713C) AND ITS SINGAPORE SUBSIDIARIES, a company incorporated in the Republic of Singapore and having its place of business at No. 1 Yishun Avenue 7, Singapore 768923 (hereinafter referred to as the “Company”) of the one part and the UNITED WORKERS OF ELECTRONIC & ELECTRICAL INDUSTRIES of 252 Tembeling Road, #03-07 Tembeling Centre, Singapore 423731, a trade union of employees registered pursuant to the Trade Unions Act (hereinafter referred to as the “Union”) of the other part.

NOW IT IS HEREBY AGREED AND DECLARED between the parties hereto as follows:

CLAUSE 1:	TITLE

This Agreement shall be known as the “AVAGO TECHNOLOGIES SINGAPORE EMPLOYEES’ AGREEMENT OF 2007”.

CLAUSE 2:	SCOPE

This Agreement shall cover all locally engaged, confirmed, full-time employees of the Company in Singapore with the exception of staff holding -

(a)	managerial, executive, professional (e.g. engineers, accountants), supervisory positions or

(b)	confidential positions.

CLAUSE 3:	DURATION OF AGREEMENT

(1)	This Agreement shall take effect on 1st July 2007 and shall remain in force until 30th June 2010.

(2)	During the currency of this Agreement, neither the Company nor the Union shall seek to vary, modify or annul any of its terms in any way whatsoever, save as is provided herein or by operation of law.

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Avago Technologies Singapore Collective Agreement of 2007

(3)	Negotiations for a new collective agreement may commence three months before the expiry of this Agreement.

CLAUSE 4:	RECOGNITION

(1)	The Company recognises the Union as the sole collective negotiating body in respect of all terms and conditions of service of the employees coming within the scope of this Agreement.

(2)	The Union recognises the rights of the Company to control, operate and manage its business in all respects.

(3)	The Union shall use its best endeavours to see that all its members loyally co-operate in working for the advancement of the Company’s interest and business.

CLAUSE 5:	NON-UNION MEMBERS

Employees belonging to levels within the scope of this Agreement, who are not members of the Union shall not receive benefits more favourable than those conferred on the union members under this Agreement.

CLAUSE 6:	GRIEVANCE PROCEDURE

(1)	Recognising the value and importance of full discussions in clearing up misunderstanding and preserving harmonious relations, every reasonable effort shall be made by both the Union and the Company to quickly dispose of any grievances from employees at the lowest possible level.

(2)	In line with the approach outlined in sub-clause (1) of this clause, the following procedure shall be adhered to in the handling of grievances:

(a)	Step One:

An employee having a grievance may within three working

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Avago Technologies Singapore Collective Agreement of 2007

days of its arising bring it to the attention of the employee’s immediate supervisor who shall give the decision within three working days after it has been brought to the supervisor’s attention.

(b)	Step Two:

If the employee concerned is dissatisfied with the decision of the employee’s supervisor, or if the grievance is against the supervisor personally, then the supervisor may within three working days bring the employee’s grievance to the attention of the Departmental Manager who shall give the decision within three working days.

(c)	Step Three:

If the employee concerned is dissatisfied with the decision of the Departmental Manager, the employee may refer the matter to the Branch committee, which may present the matter within three working days to the Human Resources Manager, who shall give the decision within three working days.

(d)	Step Four:

If the Branch committee is dissatisfied with the decision of the Human Resources Manager, then the Union may present the matter to the Business General Manager within three working days. The decision of the Business General Manager shall then be given to the Union within three working days (or at such later date as may be mutually agreed) of the grievance being discussed.

(3)	The employee may at the employee’s option be accompanied by a representative of the Branch committee at any stage of the foregoing grievance procedure.

(4)	In the event of there being no settlement at Step Four, the matter shall be referred to the Ministry of Manpower for conciliation. If the matter is still not settled, the provisions of clause 7 of this Agreement shall be invoked.

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Avago Technologies Singapore Collective Agreement of 2007

CLAUSE 7:	REFEREE

Any dispute between the parties to this Agreement while it is in force and arising out of its operation shall be referred by either party to the President of the Industrial Arbitration Court who shall have the discretion to select a referee appointed in accordance with section 43 of the Industrial Relations Act to determine the dispute.

CLAUSE 8:	PROBATION

(1)	A newly engaged employee shall serve a probationary period of three months subject to, if necessary, a further three months’ extension, in which case the employee shall be so informed in writing including the reason therefor, before the expiration of the first three months. Notice of termination shall be in accordance with the terms and conditions of employment.

(2)	On completion of the probationary period, an employee shall be deemed to have been confirmed in the Company’s permanent establishment from the date of first employment unless the employee’s service is terminated by the Company.

CLAUSE 9:	PROMOTION

(1)	An employee is deemed promoted when the employee is moved from the current job to another job with a higher salary mid point.

(2)	In the case of promotion at other than a normal incremental date, the employee’s base pay shall be increased to the minimum salary of the new job or by 8% of the mid point of the employee’s last job, whichever is greater. The employee’s normal incremental date shall not be changed.

(3)	If the promotional date coincides with the normal incremental date, the promotion increases shall be granted plus the normal increment in the new job.

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Avago Technologies Singapore Collective Agreement of 2007

CLAUSE 10:	WORKING HOURS

The working hours for factory personnel shall be one of the following:

(a)	8-Hour Shift / Normal Shift

Monday - Friday

1st Shift :	7.00 am	- 3.30 pm

2nd Shift :	3.30 pm	- 11.00 pm

(b)	12-Hour Shift

Day :	7.00 am	- 7.00 pm

Night :	7.00 pm	- 7.00 am

CLAUSE 11:	WORK ON REST DAY AND PUBLIC HOLIDAY

(1)	Every employee shall have one rest day per week, which shall normally be on Sunday. If this is not on Sunday, the employee shall be notified accordingly.

(2)	If and when an employee is required to work on the employee’s rest day or any public holiday, the employee shall be paid in accordance with the Employment Act.

CLAUSE 12:	RETIREMENT

The employee’s retirement date shall be the end of the calendar month in which the employee’s retirement age birthday falls, unless otherwise extended. The retirement age shall be in accordance with the Retirement Age Act. The retirement date shall be extended by mutual agreement on a year-to-year basis.

CLAUSE 13:	RETRENCHMENT

(1)	In the event of redundancy arising, the Company shall inform the Union in writing of impending retrenchment at least one month before retrenchment notices are given to the affected employees.

(2)	The notice of termination of service to any employee so affected

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shall not be less than two months or two months’ pay in lieu thereof. The combination of notice and pay in lieu of notice shall be two months.

(3)	The Company and the Union shall commence negotiation on retrenchment benefits as soon as notice of impending retrenchment is given to the Union.

CLAUSE 14:	SALARY

(1)	Every employee shall be paid salary in accordance with the salary ranges set out in Appendix I to this Agreement.

(2)	The annual incremental date shall be 1st July of each calendar year.

(3)	The Company and the Union shall negotiate annually on the quantum of annual increment payable to employees covered by this Agreement. The quantum of annual increment payable to employees shall depend on the employee’s performance rank. Such negotiation shall commence at the beginning of April of each year.

(4)	The annual increment shall only be paid to employees below their respective performance rank salary maximum, so long as the increases fall within the salary range.

CLAUSE 15:	ANNUAL VARIABLE COMPONENT

Annual Variable Component (AVC) consists of the Annual Wage Supplement, the Variable Bonus and the Avago Performance Bonus Programme.

(a)	Annual Wage Supplement

(i)	The Company shall pay an annual wage supplement equivalent to one month’s base salary to each eligible employee.

(ii)	Employees who have not completed 12 months’ service as at 31st December each year shall be paid an annual wage supplement on a pro-rated basis for the number of completed months of service.

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(iii)	In the event the employee resigns after the 15th day of the calendar month, the employee shall be eligible for annual wage supplement payment in accordance to paragraph (a)(ii).

(iv)	The annual wage supplement shall be based on base salary paid as of 31st December of each year. Employees not on the payroll as of 31st December shall not be eligible to receive the annual wage supplement.

(b)	Variable Bonus

(i)	The Company and the Union shall negotiate annually on the percentage of variable bonus payable to eligible employees covered by this Agreement. Such negotiation shall commence in April of each year.

(ii)	The bonus quantum shall be paid out in two equal payments in a year, i.e. January and July of each year.

(iii)	The amount that each eligible employee gets shall depend on the employee’s performance rank.

(iv)	Eligible employees are defined as employees hired on or before 30th June of each year who are active and confirmed on the Company’s payroll at the time of payment.

(v)	In the event of unfavourable business and economic conditions, the Company and the Union shall review the variable bonus payout.

(c)	Avago Performance Bonus Programme

The Avago Performance Bonus Programme is a global variable payment programme. Employees shall be paid the Avago Performance Bonus according to the design of this programme.

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Avago Technologies Singapore Collective Agreement of 2007

CLAUSE 16:	SHIFT PREMIUM

(1)	2nd shift premium shall be $5.00 per shift worked.

(2)	12-hour day shift premium shall be $8.00 per shift worked.

(3)	12-hour night shift premium inclusive of meal allowance shall be $20.00 per shift worked.

CLAUSE 17:	JOB ALLOWANCE

(1)	An employee who spends at least 50% of the employee’s actual workdays in a month operating a microscope or molding machine shall be entitled to an allowance of $30.00 per month.

(2)	An employee who is employed in the Fab Operation shall be entitled to an allowance of $100.00 per month.

CLAUSE 18:	QUALITY WORK LIFE INCENTIVE PROGRAMME

(1)	Quality Work Life Incentive is to reward employees who have taken extra efforts in maintaining their health as well as coming to work regularly during the calendar year.

(2)	A monthly incentive of S$25 shall be paid at the end of each month to employees who have demonstrated full commitment to the Programme. The maximum reward for the Programme shall be S$300 per annum.

(3)	When an employee fails to turn up for work with sick leave certificate from the Government Polyclinics, Company Appointed Clinics, Government or restructured hospital; is absent or on approved unpaid leave, the Company shall deduct $10 per day from the incentive for each day lost from the Programme during the period of review.

(4)	As this is an annual Programme but paid out on a monthly basis, such days lost from the Programme shall be cumulative for the period of review. However, the following shall not be considered for cumulative deductions for the purposes of this incentive:

(a)	Contagious and communicable virus/diseases like chicken pox, measles, conjunctivitis, small pox, mumps and HFM disease;

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(b)	Approved unpaid leave for religious pilgrimage and maternity leave;

(c)	Medical leave as a result of industrial accidents covered under Workmen Compensation Programme and dental surgery.

CLAUSE 19:	SICK LEAVE

(1)	Subject to the provisions of the Employment Act, employees shall be entitled to paid sick leave of 14 days in each year if no hospitalisation is necessary.

(2)	Every employee shall be entitled to hospitalisation leave up to 60 days in each year less the amount of sick leave taken.

(3)	Paid sick leave shall only be granted on the certification of the Company doctor or a Government medical officer.

(4)	The Company may give sympathetic consideration to the granting of sick leave in excess of the 14 days.

(5)	An employee away on certified sick leave shall inform the employee’s supervisor, departmental manager or industrial nurse of the employee’s absence within two days. An employee who is absent from work for a period of more than two days without satisfactory explanation shall be deemed to be absent without permission.

(6)	Employees on paid sick leave and hospitalisation leave shall be entitled to shift allowance.

CLAUSE 20:	LONG TERM SICK LEAVE

(1)	In the event of an employee contracting any major illness (e.g. cancer or kidney failure) or tuberculosis which renders him unfit for work, upon management’s discretion and discussion with Union, the Company shall grant sick leave as follows:

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Avago Technologies Singapore Collective Agreement of 2007

(a)	First six months	-	full pay

(b)	Next six months	-	half pay

(c)	A further six months	-	no pay

The duration of the paid sick leave shall depend on the condition of the illness of the employee.

(2)	An employee shall forfeit the benefits in sub-clause (1) above in the event of the employee’s failing or refusing to undergo treatment or carry out any instructions that may be prescribed from time to time by the doctor in charge of the employee’s case.

CLAUSE 21:	ANNUAL LEAVE

(1)	Every employee on all shifts except 12-hour shift shall be granted paid annual leave as follows:

(a)	For the 1st year of service	:	10 working days per year

(b)	2nd year of service	:	11 working days per year

(c)	3rd year of service	:	12 working days per year

(d)	4th year of service	:	13 working days per year

(e)	5th to 6th year of service	:	14 working days per year

(f)	7th year of service	:	15 working days per year

(g)	8th to 11th year of service	:	16 working days per year

(h)	12th year of service	:	17 working days per year

(i)	13th year of service	:	18 working days per year

(j)	14th and 15th year of service	:	19 working days per year

(k)	16th year of service and above	:	20 working days per year

(2)	Every employee on 12-hour shift shall be granted paid annual leave as follows:

(a)	For the first 2 years of service	:	8 working days per year

(b)	3rd year of service	:	9 working days per year

(c)	4th year of service	:	10 working days per year

(d)	5th to 6th year of service	:	12 working days per year

(e)	7th year of service	:	13 working days per year

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(f)	8th to 11th year of service	:	14 working days per year

(g)	12th year of service	:	15 working days per year

(h)	13th year of service	:	16 working days per year

(i)	14th year of service and above	:	17 working days per year

(3)	An employee shall be entitled to proportionate annual leave in respect of an incomplete year of service.

(4)	From the 2nd year of service, eligibility for annual leave shall commence in the calendar year in which the anniversary falls.

(5)	If an employee terminates the employee’s service, or has the employee’s service terminated before the employee has taken the employee’s annual leave, the Company shall pay for leave not taken as on the day of the termination of service.

(6)	Application for annual leave shall be made two working days in advance.

CLAUSE 22:	MATERNITY LEAVE

(1)	Every female employee who has been employed by the Company for not less than 180 days shall be entitled to two months’ maternity leave at her current monthly gross salary and an extended four weeks of maternity leave subject to the Employment and Children Development Co-Savings Act.

(2)	An application for maternity leave shall be supported by a certificate from a registered medical practitioner or a Government medical officer.

(3)	Maternity leave shall, as far as possible, be taken one month each before and after confinement.

(4)	Any absence from work due to miscarriage or for any other illness arising out of and in the course of pregnancy during the first seven months of such pregnancy shall not be considered as maternity leave, but shall be considered as normal sick leave under clause 19 of this Agreement.

(5)	If at the expiry of the maternity leave, the employee is medically certified as unfit for duty, her absence shall be treated as normal sick leave in accordance with clause 19 of this Agreement.

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CLAUSE 23:	PATERNITY LEAVE

A confirmed male employee shall be entitled to two days’ paid paternity leave each on the birth of the employee’s first three surviving children. With effect from 1st January 2008, paternity leave will be extended to first four surviving children.

CLAUSE 24:	MARRIAGE LEAVE

The Company shall grant five working days’ leave with full pay only on the occasion of the first marriage, and a properly authenticated certificate of such marriage shall be provided by the employee.

CLAUSE 25:	COMPASSIONATE LEAVE

(1)	An employee shall be granted paid compassionate leave of three working days at any one time in the event of death of the employee’s spouse, parent, child, brother, sister, parent-in-law and grandparent.

(2)	(a)	In the event of serious illness of the employee’s spouse, parent, child, brother, sister, parent-in-law and grandparent, compassionate leave shall be given sympathetic consideration without restriction.

	(b)	Serious illness shall be defined as illness requiring the patient to be on the dangerously ill list of any licensed hospital.

(3)	An employee requesting compassionate leave may be required by the Company to produce evidence that the leave is needed on bona fide grounds. If it is subsequently found that such leave has been obtained by misrepresentation of facts, the employee may render himself liable to disciplinary action by the Company.

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CLAUSE 26:	MEDICAL AND HOSPITALISATION BENEFITS

(1)	Medical Benefits

(a)	Every employee shall enjoy the privilege of free medical attention, treatment and medicine from the Company industrial nurse, the Company doctor or a Government medical officer.

(b)	An employee who is sick while at work should seek medical attention from the Company industrial nurse before and notwithstanding the employee’s right to seek treatment from the Company doctor.

(c)	If an employee is not satisfied with the Company doctor’s opinion, the employee may see the nearest Government medical officer. If the employee is certified sick by the Government medical officer, the Company shall reimburse the medical expenses and pay for the sick leave.

If the Government medical officer certifies the employee fit for work, the employee shall not be entitled to pay for time away from work or to reimbursement of expenses.

(d)	If an employee falls sick at home, the employee shall seek treatment from the Company doctor or a Government medical officer. If the illness is an emergency, any registered medical practitioner may be contacted. In this case, the Company shall reimburse the medical expenses and grant paid sick leave (if applicable) to the employee only if the case has been certified as an emergency by the registered medical practitioner.

(2)	Hospitalisation Benefits

Every employee shall be covered by the Company’s Group Hospitalisation and Surgical Insurance Plan. Subject to the provisions for room and board benefit under this plan, the normal ward assigned shall be “B1” ward accommodation in the event of

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the employee being hospitalised. A copy of the Company’s Group Hospitalisation and Surgical Insurance Plan shall be extended to all employees in the Company. Appendix II shows the schedule for this plan.

CLAUSE 27:	FLEXIBLE BENEFITS

(1)	All active permanent full-time employees shall be eligible for flexible benefits up to a maximum amount of $400.00 per calendar year. Any unutilised amount in a calendar year shall be forfeited.

(2)	The flexible dollar may be utilised to cover benefits stipulated under the Flexible Benefits policy.

CLAUSE 28:	DENTAL TREATMENT

(1)	A confirmed employee may claim reimbursement from the flexible dollar for the cost of dental examination, scaling, x-ray, extraction and amalgam fillings. Such reimbursement shall be made only against a valid receipt from a registered dental practitioner.

(2)	An employee’s absence caused through dental illness shall on production of a medical certificate issued by a registered dental practitioner be treated as normal sick leave.

CLAUSE 29:	BASIC LIFE INSURANCE

The Company shall insure every employee for an amount equivalent to 18 times of the employee’s last drawn monthly base salary. Employees may, if they so request, be allowed to take supplementary life insurance policy for additional sums in accordance with the Company’s Supplementary Life Policy. The premium required for such supplementary insurance cover shall be shared equally by the Company and the employee concerned.

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CLAUSE 30:	WORKMEN’S COMPENSATION

(1)	Every employee shall be insured in accordance with the provisions of the Workmen’s Compensation Act. The provisions of the Workmen’s Compensation Act shall be extended to cover all employees coming within the scope of this Agreement.

(2)	For injuries covered under the Workmen’s Compensation Act, the Company shall keep the employee on full pay for the period of up to two months, so long as the employee is certified medically unfit for work; provided such wages paid in excess of the said Act are subject to offset against any subsequent compensation awarded by the Commissioner for Labour.

CLAUSE 31:	SAVINGS PLAN

(1)	A confirmed employee may authorise the Company to open a Savings Account under the employee’s name with any bank in Singapore.

(2)	The entry dates of the Savings Plan are 1st January and 1st July of each year.

(3)	The employee may contribute up to a maximum of 10% of the employee’s monthly base salary to the Savings Plan. Upon receipt of the employee’s authorisation, the Company shall deduct the authorised amount, starting from entry dates per sub-clause (2).

(4)	For every dollar so deducted, the Company shall make a contribution of 15% of that amount.

(5)	The employee’s contributions are to be held in the Company’s books for six full months. At the end of each six-month contribution period, the employee’s contributions shall be credited to the employee’s bank account together with the Company’s contribution, and the accrued interest of both contributions.

(6)	In the event an employee withdraws the employee’s share of

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contributions before they have been held for six full months, the employee shall be entitled to receive accrued interest on the employee’s contributions but the employee shall not be entitled to receive the Company’s share of contribution or accrued interest on the Company’s contribution.

(7)	In the event of withdrawal arising from serious need due to an emergency, an employee may apply to the Human Resources Manager for compassionate consideration to be entitled to receive the Company’s share of contribution plus accrued interest.

CLAUSE 32:	SAFETY COMMITTEE

The Company shall establish a safety committee in accordance with the Workplace Safety & Health Act, and shall invite Union representatives to sit on the committee.

CLAUSE 33:	NTUC FAIRPRICE COOPERATIVE SHARES

In the event of an employee purchasing NTUC Fairprice Cooperative shares, the Company shall make an initial payment to NTUC Fairprice of $10.00 for the accounting of the employee.

CLAUSE 34:	EDUCATION ASSISTANCE

The Company’s current Education Assistance Plan shall be continued.

CLAUSE 35:	UNION’S DAY

At Management’s discretion, the Company shall provide one day’s special leave to all Union Branch officials on the Union’s Anniversary Day which is decided by the Union’s Executive Council and upon application by the Union.

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CLAUSE 36:	EQUAL RENUMERATION

(1)	Both parties accept that the principle of equal remuneration for men and women for work of equal value shall apply. “Remuneration” means salary (as defined in the Employment Act) and any other consideration, whether in cash or in kind, which the employee receives directly or indirectly, in respect of employment.

(2)	The employer shall ensure the principles of equal remuneration for men and women for work of equal value are adhered to. Regardless of their gender, employees will be paid and rewarded based on the value of job, performance and contribution.

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IN WITNESS WHEREOF the parties hereto, have hereunto set their hands the day and year first above written.

Signed for and on behalf of

AVAGO TECHNOLOGIES PTE LIMITED	UNITED WORKERS OF ELECTRONIC & ELECTRICAL INDUSTRIES

DATO’ TAN BIAN EE	HALIMAH YACOB
Chief Operating Officer	Executive Secretary

THERESA LIM	CYRILLE TAN
HR Director	General Secretary

BELINDA TENG BEE HONG
Branch Chairman

PARIDAH BINTE HARON
Brach Secretary

MAZNAH BINTE AHMAD
Branch Treasurer

In the presence of:

LOH KIAN HIN
Head, Industrial Relations

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Appendix I

(Clause 14)

AVAGO TECHNOLOGIES SINGAPORE

EMPLOYEES’ AGREEMENT OF 2007

Job	Function	Family	Discipline	Level	Min	Mid	Max	R1 Max
Operator		Operations Support	Process/Product/ Production	Entry	652	861	1120	1232
Technical Operator A	Manufacturing			Career	800	1075	1375	1513
Technical Operator B				Expert	940	1245	1600	1760
QA Inspector			Quality	Entry	765	1023	1330	1463

Materials
Job	Function	Family	Discipline	Level	Min	Mid	Max	R1 Max
Materials Handler	Manufacturing	Operations Support	Materials Handling	Entry	765	1023	1330	1463
Storekeeper A			NONE	Entry	900	1148	1395	1535
Storekeeper B				Career	1000	1325	1650	1815
Storekeeper C				Expert	1200	1600	2000	2200

Wafer Fabrication
Job	Function	Family	Discipline	Level	Min	Mid	Max	R1 Max
Fab Assistant A	Manufacturing	Operations Support	Fab	Entry	900	1148	1395	1535
Fab Assistant B				Career	1000	1325	1650	1815
Fab Specialist		Manufacturing Tech	Fab	Entry	1200	1600	2000	2200

Administrative
Job	Function	Family	Discipline	Level	Min	Mid	Max	R1 Max
Admin Assistant A	Manufacturing	Planning Admin	NONE	Entry	900	1148	1395	1535
Admin Assistant B				Career	1000	1325	1650	1815
Admin Assistant C				Entry	1200	1600	2000	2200

Others
Job	Function	Family	Discipline	Level	Min	Mid	Max	R1 Max
OP Assistant I	Manufacturing	Logistics Admin	NONE	Entry	1000	1370	1740	1914
OP Assistant II				Career	1200	1600	2000	2200
Buyer/ Scheduler Assistant		Materials Procurement Admin	NONE	Entry	1200	1600	2000	2200

Notes:

(1)	Min refers to Minimum of Salary Range

(2)	Mid refers to Mid point which is benchmarked against market base salary

(3)	Max refers to Maximum of Salary Range for Rank 2/3 employees

(4)	R1 Max refers to Maximum of Salary Range for Rank 1 employees

(5)	The above salary ranges shall be reviewed annually to reflect market competitiveness

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Appendix II

(Clause 26)

AVAGO TECHNOLOGIES SINGAPORE

EMPLOYEES’ AGREEMENT OF 2007

GROUP HOSPITALISATION AND SURGICAL INSURANCE PLAN

	Maximum Limit For Any One Disability

	SCHEDULE OF BENEFITS	S$

1	Daily Room and Board (daily maximum up to 120 days)	140

2	Hospital Miscellaneous Services	2000

3	Surgical Benefit Subject to Schedule	3500

4	Daily In-Hospital Doctor’s Visit (daily maximum up to 120 days)	50

5	Diagnostic X-ray and Laboratory Fees (maximum per disability)	400

6	Specialist Consultation and Treatment (maximum per disability per policy year)	600

7	Emergency Outpatient Treatment	1000

8	Post Medical Hospitalisation Follow-up (per disability maximum of 90 days)	500

9	Death Benefit	3000

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